Exhibit 10.27

EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT, dated as of November 18, 2013 (this “First Amendment”), to the Credit Agreement, dated as of March 27, 2013 (the “Credit Agreement”), among ARRIS Group, Inc. (formerly known as ARRIS Enterprises I, Inc.) (the “Company”), ARRIS Enterprises, Inc. (formerly known as ARRIS Group, Inc.), Bank of America, N.A., as administrative agent (the “Administrative Agent”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and the other agents parties thereto.

PRELIMINARY STATEMENTS

Pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Company and the other Borrowers.

The Company has requested that the Credit Agreement be amended to, among other things, implement the corporate reorganization described on Exhibit A hereto and the transactions related thereto (collectively, the “2013 Subsidiary Reorganization”).

The Company has requested certain other amendments to the Credit Agreement.

The Lenders and the Administrative Agent are willing to agree to this First Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendments to Article I. (a) Section 1.1 of the Credit Agreement is hereby amended as of the First Amendment Effective Date by deleting the definition of “Foreign Subsidiary” in its entirety and by substituting a new definition of “Foreign Subsidiary” to read as follows:

“Foreign Subsidiary” means (a) any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia or (b) any Subsidiary of a Foreign Subsidiary.

(b) Section 1.1 of the Credit Agreement is hereby amended as of the First Amendment Effective Date by inserting, in proper alphabetical order, the following new definitions:

“First Amendment” means the First Amendment, dated as of the First Amendment Effective Date, to this Agreement.

“First Amendment Effective Date” means November 18, 2013.

SECTION 3. Amendments to Article VI. Section 6.02(b) of the Credit Agreement is hereby amended as of the First Amendment Effective Date by deleting the words “the chief executive officer, chief financial officer, treasurer or controller” in clause (iii) thereof and by substituting therefor the words “Responsible Officer.”

SECTION 4. Amendments to Article VII. (a) Section 7.03 of the Credit Agreement is hereby amended as of the First Amendment Effective Date by (i) deleting the word “and” from the end of clause (m), (ii) replacing the period at the end of clause (n) with the phrase “; and” and (iii) adding the following after clause (n):

(o) transactions permitted by Section 7.04(c).

(b) Section 7.04 of the Credit Agreement is hereby amended as of the First Amendment Effective Date by adding the following prior to the “;” at the end of clause (c):

, and the Company and any Subsidiary may transfer any or all of the Equity Interests of any Subsidiary that is not a Loan Party (together with any assets held by such Subsidiary and any Subsidiaries thereof, including any Equity Interests and any Pledged Notes) to the Company or any of its Subsidiaries, as a contribution to capital, in exchange for promissory notes or other property or otherwise;

SECTION 5. Amendment to Article IX. Section 9.10(b) of the Credit Agreement is hereby amended as of the First Amendment Effective Date by replacing the phrase “ceases to be a Subsidiary” with the phrase “is or becomes an Excluded Subsidiary.”

SECTION 6. Consent to 2013 Subsidiary Reorganization. The Lenders (i) consent to the consummation of the 2013 Subsidiary Reorganization and each portion thereof, (ii) authorize (and confirm the authority of) the Administrative Agent pursuant to Section 9.10 of the Credit Agreement to release each of General Instrument International Holdings Inc., GIC International Holdco LLC and GIC International Capital LLC from its obligations under the Loan Documents in connection with the 2013 Subsidiary Reorganization to the extent each such Subsidiary becomes an Excluded Subsidiary and (iii) authorize (and confirm the authority of) the Administrative Agent pursuant to Section 9.10 of the Credit Agreement to release any liens which had been created by the Loan Documents that are required to be released in connection with the 2013 Subsidiary Reorganization and other similar foreign subsidiary reorganizations otherwise permitted by the Credit Agreement.

SECTION 7. Conditions to Effectiveness of First Amendment. This First Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the “First Amendment Effective Date”):

(a) Amendment Documentation. The Administrative Agent shall have received (i) a counterpart of this First Amendment, executed and delivered by a duly authorized officer of each Borrower and (ii) signature pages to this First Amendment, executed and delivered by the Required Lenders.

(b) Collateral. The Borrowers and the other Loan Parties shall have executed an instrument of acknowledgement and confirmation reasonably satisfactory to the Administrative Agent with respect to the guarantees, security interests and liens created under the Loan Documents after giving effect to this First Amendment.

SECTION 8. Representations and Warranties. The Company hereby represents and warrants that (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents, shall be, after giving effect to this First Amendment, true and correct in all material respects as if made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier time, in which case such representations and warranties were true and correct in all material respects as of such earlier time; provided that each

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reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this First Amendment and (b) after giving effect to this First Amendment, no Default shall have occurred and be continuing.

SECTION 9. Effects on Loan Documents. Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents or constitute a waiver of any provision of the Loan Documents.

SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN, MUTATIS MUTANDIS.

SECTION 11. Loan Document. This First Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 12. Amendments; Execution in Counterparts; Notice. This First Amendment shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Loan Parties that would require a waiver or consent of the Required Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ARRIS GROUP, INC.

By:
Name:
Title:

ARRIS ENTERPRISES, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

LENDER SIGNATURE PAGE TO THE

FIRST AMENDMENT TO THE ARRIS GROUP, INC.

CREDIT AGREEMENT

DATED AS OF MARCH 27, 2013

[LENDER]

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

2013 Subsidiary Reorganization

1.	General Instrument International Holdings, Inc. converts to a single-member US LLC.

2.	General Instrument Corporation (“GIC”) contributes the minimal capital required in exchange for stock of a newly formed Luxembourg S.à r.l., ARRIS Holdings S.à r.l. (“Holdings S.à r.l.”).

3.	Holdings S.à r.l. in turn contributes the minimal capital required in exchange for stock of a newly formed Luxembourg S.à r.l., ARRIS Finance S.à r.l., (“Finance S.à r.l.”).

4.	GIC will, or will cause one of its Subsidiaries to, directly or through a series of transactions, transfer to Holdings S.à r.l. all of the equity of the following companies in exchange for Convertible Preferred Equity Certificates (“CPECs”) issued by Holdings S.à r.l.:

General Instrument Hangzhou Holding Limited

General Instrument Sweden AB

General Instrument UK Ltd.

GIC International Holdings LLC (f/k/a General Instrument International Holdings, Inc.)

GIC International Holdco LLC

GIC International Capital LLC

ARRIS Canada, Inc.

General Instrument Germany GmbH

5.	GIC International Holdco LLC owns the equity of the following subsidiaries:

General Instrument New Zealand Ltd

General Instrument Belgium BVBA General Instrument Ecuador S.A.

General Instrument de Guatemala S.A.

General Instrument Netherlands BV

General Instrument Czech Republic S.R.O.

General Instrument Portugal Unipessoal Ltd.

General Instrument Switzerland GmbH

General Instrument Ve Telekomunikasyon Cihazlari Limited Sirketi

General Instrument Vietnam LLC

General Instrument Limited Liability Company (Russia)

6.	Certain of these transfers likely will have intermediate steps where the equity of a company is contributed to a foreign subsidiary of GIC (other than Holdings S.à r.l.) in return for equity of such other Foreign Subsidiary, for promissory notes or a combination thereof. All equity and promissory notes received in these intermediate transactions will be, in subsequent steps, contributed to Holdings S.à r.l. in exchange for CPECs.

7.	All equity received pursuant to Paragraph 4 in any entity (other than CPECs received from Holdings S.à r.l.) are also contributed to Holdings S.à r.l. in exchange for CPECs.

8.	Holdings S.à r.l. will subsequently transfer the assets contributed to it to Finance S.à r.l. which may then transfer some or all of such assets to other Foreign Subsidiaries of ARRIS.

9.	General Instrument International Holdings LLC, GIC International Holdco LLC and GIC International Capital LLC are currently Guarantors under the Credit Agreement and have pledged their assets as security for the Obligations under the Credit Agreement. All three are holding companies which have no operations and only hold equity of Foreign Subsidiaries. Each will need to be released from its Guaranty and pledges under the Credit Agreement and (except for General Instrument International Holdings LLC, which will be liquidated) will be Foreign Subsidiaries going forward.

10.	Lenders receive pledge of equity interests in Holdings S.à r.l. held by GIC and CPECs held by GIC, in each case to the extent otherwise required by the Credit Agreement